Exhibit 31.5

CERTIFICATION

I, Catherine L. Lynch, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Inland Residential Properties Trust, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date:	April 20, 2018